Exhibit 10.1
FORTY-NINTH AMENDMENT TO THE
THIRD AMENDED AND RESTATED AGREEMENT OF
LIMITED PARTNERSHIP OF AIMCO PROPERTIES, L.P.
     This FORTY-NINTH AMENDMENT TO THE THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF AIMCO PROPERTIES, L.P., dated as of June 29, 2006 (this “Amendment”), is being executed by AIMCO-GP, Inc., a Delaware corporation (the “General Partner”), as the general partner of AIMCO Properties, L.P., a Delaware limited partnership (the “Partnership”), pursuant to the authority conferred on the General Partner by Section 7.3.C(7) of the Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of July 29, 1994, as amended and/or supplemented from time to time (the “Agreement”). Capitalized terms used, but not otherwise defined herein, shall have the respective meanings ascribed thereto in the Agreement.
     WHEREAS, pursuant to Section 4.2.A of the Agreement, the General Partner is authorized to determine the designations, preferences and relative, participating, optional or other special rights, powers and duties of Partnership Preferred Units.
     NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. The Agreement is hereby amended by the addition of a new exhibit, entitled “Exhibit AAA,” in the form attached hereto, which shall be attached to and made a part of the Agreement.
     2. Except as specifically amended hereby, the terms, covenants, provisions and conditions of the Agreement shall remain unmodified and continue in full force and effect and, except as amended hereby, all of the terms, covenants, provisions and conditions of the Agreement are hereby ratified and confirmed in all respects.

     IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

GENERAL PARTNER:

AIMCO-GP, INC.

By: Name:	/s/ Patti K. Fielding Patti K. Fielding
Title:	Executive Vice President —
Securities and Debt and Treasurer

EXHIBIT AAA
PARTNERSHIP UNIT DESIGNATION OF THE
SERIES A COMMUNITY REINVESTMENT ACT PERPETUAL
PARTNERSHIP PREFERRED UNITS
OF AIMCO PROPERTIES, L.P.
     1. Number of Units and Designation.
     A class of Partnership Preferred Units is hereby designated as “Series A Community Reinvestment Act Perpetual Partnership Preferred Units” (the “Series A CRA Partnership Preferred Units”), and the number of Partnership Preferred Units constituting such class shall be 240.
     2. Definitions.
     For purposes of the Series A CRA Partnership Preferred Units, the following terms shall have the meanings indicated in this Section 2, and capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Agreement:
     “Agreement” shall mean the Third Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of July 29, 1994, as amended.
“Series A CRA Partnership Preferred Unit” means a Partnership Preferred Unit with the designations, preferences and relative, participating, optional or other special rights, powers and duties as are set forth in this Exhibit AAA. It is the intention of the General Partner that each Series A CRA Partnership Preferred Unit shall be substantially the economic equivalent of one share of Series A CRA Preferred Stock.
“Series A CRA Preferred Stock” means the Series A Community Reinvestment Act Perpetual Preferred Stock, par value $0.01 per share, of the Previous General Partner.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor thereto, as interpreted by any applicable regulations or other administrative pronouncements as in effect from time to time.
“CRA” shall mean the Community Reinvestment Act of 1977, as amended from time to time.
“Distribution Payment Date” shall mean any date on which cash dividends are paid on all outstanding shares of the Series A CRA Preferred Stock.

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“Junior Partnership Units” shall have the meaning set forth in paragraph (c) of Section 7 of this Exhibit AAA.
“Parity Partnership Units” shall have the meaning set forth in paragraph (b) of Section 7 of this Exhibit AAA.
“Partnership” shall mean AIMCO Properties, L.P., a Delaware limited partnership.
“Remarketing Date” shall mean any date on which a remarketing of the Series A CRA Preferred Stock is completed.
“Senior Partnership Units” shall have the meaning set forth in paragraph (a) of Section 7 of this Exhibit AAA.
     3. Distributions.
     On every Distribution Payment Date, the holders of Series A CRA Partnership Preferred Units shall be entitled to receive distributions payable in cash in an amount per Series A CRA Partnership Preferred Unit equal to the per share dividend payable on the Series A CRA Preferred Stock on such Distribution Payment Date. Each such distribution shall be payable to the holders of record of the Series A CRA Partnership Preferred Units, as they appear on the records of the Partnership at the close of business on the record date for the dividend payable with respect to the Series A CRA Preferred Stock on such Distribution Payment Date. Holders of Series A CRA Partnership Preferred Units shall not be entitled to any distributions on the Series A CRA Partnership Preferred Units, whether payable in cash, property or stock, except as provided herein.
     4. Liquidation Preference.
          (a) In the event of any liquidation, dissolution or winding up of the Partnership, whether voluntary or involuntary, before any payment or distribution of the Partnership (whether capital, surplus or otherwise) shall be made to or set apart for the holders of Junior Partnership Units, the holders of Series A CRA Partnership Preferred Units shall be entitled to receive Five Hundred Thousand Dollars ($500,000.00) per Series A CRA Partnership Preferred Unit (the “Liquidation Preference”), plus an amount per Series A CRA Partnership Preferred Unit equal to all dividends (whether or not declared or earned) accumulated, accrued and unpaid on one share of Series A CRA Preferred Stock to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. Until the holders of the Series A CRA Partnership Preferred Units have been paid the Liquidation Preference in full, plus an amount equal to all dividends (whether or not declared or earned) accumulated, accrued and unpaid on the Series A CRA Preferred Stock to the date of final distribution to such holders, no payment shall be made to any holder of Junior Partnership Units upon the liquidation, dissolution or winding up of the Partnership. If, upon any liquidation, dissolution or winding up of the Partnership, the assets of the Partnership, or proceeds thereof, distributable among the holders of Series A CRA Partnership Preferred Units shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on

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any Parity Partnership Units, then such assets, or the proceeds thereof, shall be distributed among the holders of Series A CRA Partnership Preferred Units and any such Parity Partnership Units ratably in the same proportion as the respective amounts that would be payable on such Series A CRA Partnership Preferred Units and any such other Parity Partnership Units if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Partnership with one or more partnerships, or (ii) a sale or transfer of all or substantially all of the Partnership’s assets shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Partnership.
          (b) Upon any liquidation, dissolution or winding up of the Partnership, after payment shall have been made in full to the holders of Series A CRA Partnership Preferred Units and any Parity Partnership Units, as provided in this Section 4, any other series or class or classes of Junior Partnership Units shall, subject to the respective terms thereof, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series A CRA Partnership Preferred Units and any Parity Partnership Units shall not be entitled to share therein.
     5. Redemption.
     Series A CRA Partnership Preferred Units shall be redeemable by the Partnership as follows:
          (a) At any time that the Previous General Partner exercises its right to redeem all or any of the shares of Series A CRA Preferred Stock, the General Partner shall cause the Partnership to redeem an equal number of Series A CRA Partnership Preferred Units, at a redemption price per Series A CRA Partnership Preferred Unit payable in cash and equal to the same price per share paid by the Previous General Partner to redeem the Series A CRA Preferred Stock. In the event of a redemption of Series A CRA Partnership Preferred Units, if the redemption date occurs after a dividend record date for the Series A CRA Preferred Stock and on or prior to the related Distribution Payment Date, the distribution payable on such Distribution Payment Date in respect of such Series A CRA Partnership Preferred Units called for redemption shall be payable on such Distribution Payment Date to the holders of record of such Series A CRA Partnership Preferred Units on the applicable dividend record date, and shall not be payable as part of the redemption price for such Series A CRA Partnership Preferred Units.
          (b) If the Partnership shall redeem Series A CRA Partnership Preferred Units pursuant to paragraph (a) of this Section 5, from and after the redemption date (unless the Partnership shall fail to make available the amount of cash necessary to effect such redemption), (i) except for payment of the redemption price, the Partnership shall not make any further distributions on the Series A CRA Partnership Preferred Units so called for redemption, (ii) said units shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series A CRA Partnership Preferred Units of the Partnership shall cease except the rights to receive the cash payable upon such redemption, without interest thereon; provided, however, that if the redemption date

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occurs after the dividend record date for the Series A CRA Preferred Stock and on or prior to the related Distribution Payment Date, the full distribution payable on such Distribution Payment Date in respect of such Series A CRA Partnership Preferred Units called for redemption shall be payable on such Distribution Payment Date to the holders of record of such Series A CRA Partnership Preferred Units on the applicable dividend record date notwithstanding the prior redemption of such Series A CRA Partnership Preferred Units. No interest shall accrue for the benefit of the holders of the Series A CRA Partnership Preferred Units to be redeemed on any cash set aside by the Partnership.
          (c) If fewer than all the outstanding Series A CRA Partnership Preferred Units are to be redeemed, units to be redeemed shall be selected by the Partnership from outstanding Series A CRA Partnership Preferred Units not previously called for redemption by any method determined by the General Partner in its discretion. Upon any such redemption, the General Partner shall amend Exhibit A to the Agreement as appropriate to reflect such redemption.
     6. Status of Reacquired Units.
     All Series A CRA Partnership Preferred Units which shall have been issued and reacquired in any manner by the Partnership shall be deemed cancelled.
     7. Ranking.
     Any class or series of Partnership Units of the Partnership shall be deemed to rank:
          (a) prior or senior to the Series A CRA Partnership Preferred Units, as to the payment of distributions and as to distributions of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series A CRA Partnership Preferred Units (“Senior Partnership Units”);
          (b) on a parity with the Series A CRA Partnership Preferred Units, as to the payment of distributions and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per unit or other denomination thereof be different from those of the Series A CRA Partnership Preferred Units if (i) such class or series of Partnership Units shall be Class B Partnership Preferred Units, Class C Partnership Preferred Units, Class D Partnership Preferred Units, Class G Partnership Preferred Units, Class H Partnership Preferred Units, Class I Partnership Preferred Units, Class J Partnership Preferred Units, Class K Partnership Preferred Units, Class L Partnership Preferred Units, Class M Partnership Preferred Units, Class N Partnership Preferred Units, Class O Partnership Preferred Units, Class P Partnership Preferred Units, Class Q Partnership Preferred Units, Class R Partnership Preferred Units, Class S Partnership Preferred Units, Class T Partnership Preferred Units, Class U Partnership

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Preferred Units, Class V Partnership Preferred Units, Class W Partnership Preferred Units, Class X Partnership Preferred Units, Class Y Partnership Preferred Units, Class One Partnership Preferred Units, Class Two Partnership Preferred Units, Class Three Partnership Preferred Units, Class Four Partnership Preferred Units, Class Six Partnership Preferred Units, Class Seven Partnership Preferred Units or Class Nine Partnership Preferred Units, or (ii) the holders of such class or series of Partnership Units and the Series A CRA Partnership Preferred Units shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid distributions per unit or other denomination or liquidation preferences, without preference or priority one over the other (the Partnership Units referred to in clauses (i) and (ii) of this paragraph being hereinafter referred to, collectively, as “Parity Partnership Units”); and
          (c) junior to the Series A CRA Partnership Preferred Units, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up, if (i) such class or series of Partnership Units shall be Partnership Common Units, Class I High Performance Partnership Units, Class II High Performance Partnership Units, Class III High Performance Partnership Units, Class IV High Performance Partnership Units, Class V High Performance Partnership Units, Class VI High Performance Partnership Units, Class VII High Performance Partnership Units, Class VIII High Performance Partnership Units, Class IX High Performance Partnership Units, Class Five Partnership Preferred Units, Class Eight Partnership Preferred Units, Class Ten Partnership Preferred Units, Class Eleven Partnership Preferred Units, Class Twelve Partnership Preferred Units or Class Thirteen Partnership Preferred Units or (ii) the holders of Series A CRA Partnership Preferred Units shall be entitled to receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of such class or series of Partnership Units (the Partnership Units referred to in clauses (i) and (ii) of this paragraph being hereinafter referred to, collectively, as “Junior Partnership Units”).
     8. Special Allocations.
          (a) Gross income and, if necessary, gain shall be allocated to the holders of Series A CRA Partnership Preferred Units for any Fiscal Year (and, if necessary, subsequent Fiscal Years) to the extent that the holders of Series A CRA Partnership Preferred Units receive a distribution on any Series A CRA Partnership Preferred Units (other than an amount included in any redemption pursuant to Section 5 hereof) with respect to such Fiscal Year.
          (b) If any Series A CRA Partnership Preferred Units are redeemed pursuant to Section 5 hereof, for the Fiscal Year that includes such redemption (and, if necessary, for subsequent Fiscal Years) (a) gross income and gain (in such relative proportions as the General Partner in its discretion shall determine) shall be allocated to the holders of Series A CRA Partnership Preferred Units to the extent that the redemption amounts paid or payable with respect to the Series A CRA Partnership Preferred Units so redeemed exceeds the aggregate Capital Contributions (net of liabilities assumed or taken subject to by the Partnership) per Series A CRA Partnership Preferred Unit allocable to

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the Series A CRA Partnership Preferred Units so redeemed and (b) deductions and losses (in such relative proportions as the General Partner in its discretion shall determine) shall be allocated to the holders of Series A CRA Partnership Preferred Units to the extent that the aggregate Capital Contributions (net of liabilities assumed or taken subject to by the Partnership) per Series A CRA Partnership Preferred Unit allocable to the Series A CRA Partnership Preferred Units so redeemed exceeds the redemption amount paid or payable with respect to the Series A CRA Partnership Preferred Units so redeemed.
     9. Allocation of CRA Credits .
     Solely for CRA reporting purposes, the Partnership shall allocate to the holders of the Series A CRA Partnership Preferred Units 100% of the value of assets owned directly or indirectly by the Partnership which may be considered a “qualified investment” under the Community Reinvestment Act of 1977, as amended from time to time.
     10. Restrictions on Ownership.
     The Series A CRA Partnership Preferred Units shall be owned and held solely by the General Partner or the Special Limited Partner.
     11. General.
          (a) The ownership of Series A CRA Partnership Preferred Units may (but need not, in the sole and absolute discretion of the General Partner) be evidenced by one or more certificates. The General Partner shall amend Exhibit A to the Agreement from time to time to the extent necessary to reflect accurately the issuance of, and subsequent conversion, redemption, or any other event having an effect on the ownership of, Series A CRA Partnership Preferred Units.
          (b) The rights of the General Partner and the Special Limited Partner, in their capacity as holders of the Series A CRA Partnership Preferred Units, are in addition to and not in limitation of any other rights or authority of the General Partner or the Special Limited Partner, respectively, in any other capacity under the Agreement or applicable law. In addition, nothing contained herein shall be deemed to limit or otherwise restrict the authority of the General Partner or the Special Limited Partner under the Agreement, other than in their capacity as holders of the Series A CRA Partnership Preferred Units.

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